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                             INSIGNIA SYSTEMS, INC.
                             10801 Red Circle Drive
                              Minnetonka, MN 55343

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 8, 1997


TO THE STOCKHOLDERS OF INSIGNIA SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insignia Systems, Inc. (the "Company"), a Minnesota corporation, will be held on Thursday, May 8, 1997 at 3:30 p.m., Central Standard Time, at Holiday Inn Express, 10985 Red Circle Drive, Minnetonka, Minnesota, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the current year; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 24, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors


                                    G. L. Hoffman
                                    Secretary
Minnetonka, Minnesota
April 4, 1997


         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.


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                             INSIGNIA SYSTEMS, INC.
                       -----------------------------------
                                 PROXY STATEMENT
               ---------------------------------------------------


         This Proxy Statement is furnished to the stockholders of Insignia Systems, Inc. in connection with the Board of Directors' solicitation of proxies to be voted at the annual meeting of stockholders to be held on May 8, 1997 or any adjournment thereof (the "Meeting"). The mailing of this Proxy Statement to stockholders commenced on or about April 4, 1997.

         All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company's principal offices are located at 10801 Red Circle Drive, Minnetonka, Minnesota 55343.

         Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, proxies received from stockholders will be noted "for" the proposals set forth in the Notice of Meeting.

         The Company has 6,860,081 shares of common stock, par value $.01 per share (the "Common Stock") outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 24, 1997 are entitled to vote at the meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Meeting will be tabulated at the Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


                              SECURITY OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of February 28, 1997 (i) by persons known to the Company to hold 5% or more of such stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 3 and (iv) by all current officers and directors as a group. Beneficial ownership includes shares available for purchase under warrants or options which are either currently exercisable or exercisable within 60 days after February 28, 1997.


                                            Amount and Nature
Name and Address of                           of Beneficial          Percent of
Beneficial Owner                                 Ownership             Shares
---------------------------------------    -------------------       ----------
G. L. Hoffman                                     990,967(1)             14.7%
10801 Red Circle Drive
Minnetonka, MN 55343

Perkins Capital Management, Inc.                2,698,300(2)             37.6%
708 East Lake Street
Wayzata, MN 55391

Erwin A. Kelen                                    150,000(3)              2.2%
Kelen Ventures
5500 Wayzata Blvd., Suite 1045
Golden Valley, MN 55416

Gordon F. Stofer                                  275,000(4)              4.0%
Cherry Tree Ventures III
1400 Northland Plaza, 3800 W. 80th Street
Minneapolis, MN 55431

Frank D. Trestman                                 150,000(5)              2.2%
Trestman Enterprises
5500 Wayzata Blvd., Suite 1045
Golden Valley, MN 55416

Paul A. Moquist                                   194,356(6)              2.8%
10801 Red Circle Drive
Minnetonka, MN 55343

All current Directors and
 Officers as a Group (6 persons)                1,787,528(7)             26.2%

-------------------------------------------
(1) Includes 29,167 shares subject to options and warrants which are currently exercisable.
(2) Includes 505,000 shares subject to warrants which are currently exercisable.
(3) Includes 100,000 shares subject to options and warrants which are currently exercisable and 30,000 shares held in trust for Mr. Kelen's children, as to which he disclaims beneficial ownership.
(4) Consists of 250,000 shares held by and 25,000 shares subject to options which are currently exercisable by Cherry Tree Ventures III, over which Mr. Stofer, as the Managing General Partner, has shared voting and investment power.
(5) Includes 50,000 shares subject to options and warrants which are currently exercisable. Also includes 40,000 shares held in trust for Mr. Trestman's wife and children and 50,000 shares subject to warrants currently exercisable by the trust, as to which Mr. Trestman disclaims beneficial ownership.
(6) Includes 136,667 shares subject to options which are currently exercisable and 10,600 shares held by Mr. Moquist's wife, as to which Mr. Moquist disclaims beneficial ownership.
(7) Includes 400,834 shares subject to options and warrants currently exercisable by officers and directors of the Company, 30,000 shares held in trust for the children of a director, 40,000 shares held in trust for the wife and children of another director and 10,600 shares held by the wife of an officer.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table shows, for the fiscal years ending December 31, 1994, 1995 and 1996, the cash compensation paid by the Company, as well as certain compensation paid or accrued for such years, to G. L. Hoffman, the Company's President and Chief Executive Officer, and to each other executive officer of the Company (together with Mr. Hoffman, the "Named Executives") whose total cash compensation exceeded $100,000 during Fiscal 1994, 1995 and 1996 in all capacities in which they served:


                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                       Annual Compensation      Compensation
                              Fiscal Year        --------------------------    ----------------
                             Ended December                                     Stock Options          All Other
Name and Position                  31,             Salary          Bonus         and Awards        Compensation (1)
-------------------------    ----------------    ------------     ---------    ----------------    ------------------
G. L. Hoffman                     1996              $132,300         --           50,000(2)             $6,286
Chairman, President,              1995              $126,000         --              --                 $6,244
CEO and Secretary                 1994              $120,000       $8,400            --                 $6,244

Paul A. Moquist                   1996              $112,000         --           85,000(3)             $6,357
Exec. Vice President,             1995              $105,000         --           50,000(4)             $6,317
Sales & Marketing                 1994              $100,000       $8,400            --                 $6,248


---------------------------
(1) Includes amounts for car allowance and payment of life insurance premiums.
(2)      Includes a stock option to purchase 50,000 shares at $1.38 per share.
(3) Includes a stock option to purchase 75,000 shares at $1.38 per share which was granted to replace a canceled 75,000 share option with an exercise price of $2.00 per share. Also includes a stock option to purchase 10,000 shares at $1.38 per share.
(4)      Includes a stock option to purchase 50,000 shares at $1.50 per share.

STOCK OPTIONS

         The Company's Stock Purchase Plan (the "Plan") provides for the granting of stock options or restricted stock awards to key employees, consultants and directors. An aggregate of 820,000 shares of common stock have been issued or reserved for issuance under the Plan, as amended.

         There are currently options outstanding under the Plan for 459,200 shares. During the last three years (January 1, 1994 to December 31, 1996), the Company has granted under the Plan options for a total of 185,000 shares to executive officers at an average price of $1.41 per share, options for a total of 45,000 shares to directors who are not executive officers at an average price of $2.08 per share and options for a total of 184,800 shares to other employees and to consultants at exercise prices ranging from $1.00 to $3.375 per share. In 1994 options to purchase 108,647 shares were exercised by current and former employees, one of whom was a former executive officer. In 1995 options to purchase 54,077 shares were exercised by current and former employees, one of whom was a former executive officer. No options were exercised in 1996. To date, options covering 463,143 shares have been canceled with exercise prices ranging from $.50 to $4.50 per share.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                               % of Total Options
                                              Granted to Employees
                        Number of Shares                in                  Exercise
                       Covered by Option         Fiscal Year Ended            Price
Name                         Grants               Dec. 31, 1996             Per Share        Expiration Date
-------------------    -----------------      ---------------------        -----------       ---------------
G. L. Hoffman              50,000(1)                   22%                  $1.38(2)            2/21/2001

Paul A. Moquist            85,000(3)                   38%                  $1.38(2)            2/21/2001


-------------------

(1) The option is exercisable for 16,667 shares after one year, 16,666 shares after two years and 16,666 shares after three years.
(2) Reflects the market value of the Company's Common Stock on February 21, 1996, the date of the grant.
(3) One option is exercisable for 75,000 shares immediately. The option was granted to replace a canceled 75,000 share option with an exercise price of $2.00 per share, which was fully vested. The other option is exercisable for 3,334 shares after one year, 3,333 shares after two years and 3,333 shares after three years.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:


          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                           Number of                     Value of Unexercised
                                                       Unexercised Options                In-the-Money Options
                         Shares                        at December 31, 1996            as of December 31, 1996(1)
                        Acquired        Value     ----------------------------      ------------------------------
Name                   on Exercise    Realized    Exercisable    Unexercisable      Exercisable      Unexercisable
-------------------    -----------    --------    -----------    -------------      -----------      -------------
G. L. Hoffman              --            --           --            50,000               --             31,250
Paul A. Moquist            --            --         116,667         43,333             55,208           22,917


--------------------
(1) Based on the market price of $2.00 per share for the Company's Common Stock on December 31, 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(1) of the Securities Act of 1934 requires the Company's executive officers and directors to file reports with the Securities and Exchange Commission concerning their initial ownership and changes in ownership of Company securities. To the Company's knowledge, all such reports were filed in a timely manner, except that G. L. Hoffman filed two late reports in February 1997 concerning one transaction in March 1996 and another transaction in June 1996.


                                     ITEM I
                              ELECTION OF DIRECTORS

         The Board of Directors has fixed at four the size of the Board of Directors to be elected at the Meeting and has nominated as the management slate all of its current members. It is anticipated that proxies will be voted for the management slate, and that each nominee will serve if elected. Should any nominee be unable to serve, the persons named in the proxies may in their discretion vote for a substitute.

         The names and ages of the management slate of nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

                                                                  Director
Name and Age                       Occupation                      Since
----------------------    ----------------------------           ----------

G. L. Hoffman (47)        Chairman, President, CEO and
                            Secretary of the Company                1990

Erwin A. Kelen (61)       Private Investor, Consultant              1990

Gordon F. Stofer (50)     Managing General Partner,
                            Venture Capital Firm                    1990

Frank D. Trestman (62)    Private Investor, Consultant              1990


BUSINESS EXPERIENCE

         G. L. Hoffman, age 47, a co-founder of the Company, has been the Chairman, President, Chief Executive Officer and Secretary of the Company since it was incorporated in January 1990. Prior to that time he was a co-founder of Varitronic Systems, Inc., which develops, manufactures and markets business graphic products. Mr. Hoffman was employed as Chairman, Executive Vice President and Secretary of Varitronics from 1983 until January 1990. Mr. Hoffman had primary responsibility for developing Varitronics' international marketing and private label distribution systems.

         Erwin A. Kelen, age 61, has been a Director of the Company since August 1990. Since October 1990 Mr. Kelen has served as President of Kelen Ventures, a venture capital investment and consulting firm located in Minneapolis, Minnesota. From January 1984 to October 1990 Mr. Kelen was President and Chief Executive Officer of DataMyte Corporation, a manufacturer of computerized factory data collection systems based in Minneapolis, Minnesota. He is a director of Printronix, Inc., a manufacturer of printers for computer based systems located in Irvine, California; Computer Network Technologies, Inc., a Minneapolis-based designer and manufacturer of high-speed computer networking equipment; and CyberOptics a Minneapolis-based manufacturer of laser sensors and sensor systems.

         Gordon F. Stofer, age 50, has been a Director of the Company since February 1990. Since 1980 Mr. Stofer has been the managing general partner of Cherry Tree Ventures, a venture capital investment firm located in Minneapolis, Minnesota. Mr. Stofer is also a director of Ringer Corporation, a lawn care products manufacturer and distributor in Eden Prairie, Minnesota; Harmony Brook Inc., a water purification and dispensing systems company located in Burnsville, Minnesota; and Coda Music Technology, Inc., a developer and marketer of proprietary music technology products located in Eden Prairie, Minnesota.

         Frank D. Trestman, age 62, has been a Director of the Company since August 1990. Since November 1986 Mr. Trestman has served as President of Trestman Enterprises, a Minneapolis-based investment and consulting firm. Mr. Trestman also serves as a director of Best Buy Co., Inc., a national retailer of consumer electronic products based in Minneapolis, Minnesota, and Metris Companies, an information based direct marketer of consumer credit products, extended service plans and other fee based products and services to moderate income consumers. Metris Companies is located in Minneapolis, Minnesota.

         The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee, each consisting of Mr. Kelen, Mr. Stofer and Mr. Trestman. The Audit Committee met once and the Compensation Committee met once during 1996.

         The Board of Directors met four times during 1996. Each director attended at least 75% of the meetings held. The Company's directors do not receive any fees for their service on the Board of Directors, other than reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The Company's amended Stock Plan provides for the annual grant to each non-employee director of a non-qualified option to purchase 5,000 shares of common stock at an exercise price equal to the closing market price on the date of grant.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE MANAGEMENT SLATE OF NOMINEES.


                                     ITEM II
                              APPROVAL OF AUDITORS

         Ernst & Young LLP, independent auditors, have been the Company's auditors since 1990. They have been reappointed by the Board of Directors as the Company's auditors for the year ending December 31, 1997. Although shareholder approval is not required, the Board of Directors requests it. In the event the appointment should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

         A representative of Ernst & Young LLP is expected to be present at the Meeting, will be given the opportunity to make a statement and will be available to answer appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.


                                 OTHER BUSINESS

         The Management of the Company knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next meeting of Shareholders (for the year ending December 31, 1997) is expected to be held on or about May 7, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 1998. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company on or before December 1, 1997.

         The Company's Annual Report to Shareholders for the year ended December 31, 1996 is being mailed to shareholders with this Proxy Statement. Shareholders may receive, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Vice President of Finance, Insignia Systems, Inc., 10801 Red Circle Drive, Minnetonka, MN 55343, or by calling the Company at (612) 930-8200.

                                         By Order of the Board of Directors

                                         G. L. Hoffman,
                                         Secretary



                                      PROXY
                             INSIGNIA SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints G. L. HOFFMAN and JOHN R. WHISNANT, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Insignia Systems, Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders, to be held on Thursday, May8, 1997, at 3:30p.m., Central Standard Time, at the Holiday Inn Express, 10985 Red Circle Drive, Minnetonka, Minnesota, and at any adjournment thereof:

1. ELECTION OF DIRECTORS
   Nominees: G. L. HOFFMAN, ERWIN A. KELEN,
             GORDON F. STOFER AND FRANK D. TRESTMAN
   [ ] FOR all nominees listed above   [ ] WITHHOLD AUTHORITY
       (except those whose names           to vote for all nominees listed above
        have been stricken above)
   (To withhold authority to vote for any individual nominee, strike a line through the nominees name in the list above.)

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)



                        (CONTINUED FROM THE OTHER SIDE)

2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT YEAR:
            [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

                                    Dated:                             , 1997
                                          ----------------------------

                                    ------------------------------------------

                                    ------------------------------------------
                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.